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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2003

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	5511 (Commission File Number)	01-0609375 (IRS Employer Identification No.)
Three Landmark Square, Suite 500, Stamford, CT 06901 (Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code) (203) 356-4400

(Former name or former address, if changed since last report) None

Item 5.    Other Events and Regulation FD Disclosure.

        The registrant issued a press release on December12, 2003 announcing a $150 million private placement of senior subordinated notes, which press release is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

  (c)
  Exhibits

Exhibit No.	Description
99.1	Press Release dated December 12, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.
Date: December 12, 2003	By:	/s/ KENNETH B. GILMAN Name: Kenneth B. Gilman Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 12, 2003

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX